UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 22, 2004

DUKE REALTY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-9044	35-1740409
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)        Amendment to Articles of Incorporation

On November 22, 2004, the Company filed with the Indiana Secretary of State a designating amendment to the Third Restated Articles of Incorporation establishing the terms of the 6.6% Series L Cumulative Redeemable Preferred Stock, 800,000 shares of which will be sold on November 30, 2004.  The designating amendment, which is set forth as Exhibit 3.1 to this report, was duly authorized by the Company’s Board of Directors pursuant to Section 6.01 of the Third Restated Articles of Incorporation.

Item 9.01.          Financial Statements and Exhibits.

(c)        Exhibits

The following exhibits are filed with this report pursuant to Regulation S-K Item 601 in lieu of filing the otherwise required exhibits to the registration statement on Form S-3 of the Registrant, file no. 333-108557, under the Securities Act of 1933, as amended (as amended, the “Registration Statement”), and which, as this Form 8-K filing is incorporated by reference in the Registration Statement, is set forth in full in the Registration Statement.

Exhibit Number	Exhibit
1.1	Terms Agreement dated November 2, 2004.
1.2	Underwriting Agreement dated November 2, 2004.
3.1	Designating Amendment to the Third Restated Articles of Incorporation of Duke Realty Corporation establishing the terms of the 6.6% Series L Cumulative Redeemable Preferred Stock.
3.2	Form of certificate representing Series L Preferred Shares.
4

Deposit Agreement dated as of November 30, 2004 by and among Duke Realty Corporation, American Stock Transfer & Trust Company and the holders from time to time of the Depositary Receipts (which includes as an exhibit the form of Depositary Receipt).

5	Legality Opinion of Alston & Bird LLP.
8	Tax Opinion of Alston & Bird LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION

November 29, 2004	By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Secretary